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                                                                    Exhibit 23.4



KPMG Peat Marwick LLP






The Board of Directors
Citadel Communications Corporation:


We consent to the use of our report dated September 29, 1997 on the balance sheet of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division as of December 31, 1996 and the related statements of operations and division equity and cash flows for the year then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP


Phoenix Arizona
June 26, 1998